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                                                                  Exhibit (j)(2)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees
ING Investors Trust:

We consent to the use of our reports, incorporated herein by reference, dated February 27, 2006 and February 28, 2006, and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
April 26, 2006